Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (“Agreement”), dated as of August 22, 2019, is between VMware, Inc., a Delaware corporation (“VMware”), and Ford Motor Company, a Delaware corporation (the “Stockholder”) and stockholder of Pivotal Software Inc., a Delaware corporation (“Pivotal”).

RECITALS

WHEREAS, concurrently herewith, VMware, Raven Transaction Sub, Inc., a Delaware corporation and wholly-owned subsidiary of VMware (“Merger Sub”), and Pivotal are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into Pivotal, with Pivotal continuing as the surviving corporation in the merger (the “Merger”);

WHEREAS, the Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 17,516,709 shares of Class A common stock, par value $0.01 per share, of Pivotal (“Shares”) (with respect to the Stockholder, the “Owned Shares”; the Owned Shares and any additional Shares or other voting securities of Pivotal of which the Stockholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to VMware’s and Merger Sub’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, VMware and the Stockholder are entering into this Agreement; and

WHEREAS, the Stockholder acknowledges that VMware and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, VMware and the Stockholder agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a) “Termination Date” means the earlier to occur of: (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) an Adverse Recommendation Change by the Pivotal Special Committee and (iv) written notice of termination of this Agreement by VMware to the Stockholder.

(b) A Person will be deemed to have effected a “Transfer” of a Covered Share if such Person directly or indirectly (i) sells, pledges, assigns, gifts, grants an option with respect to, transfers, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of a Covered Share or any interest in such security, (ii) creates or permits to exist any Liens (except any Liens that are not material to the Stockholder’s performance of its obligations under this Agreement), other than Liens arising under or imposed by applicable Law or pursuant to this Agreement or the Merger Agreement (or the transactions contemplated thereby) (the “Permitted Liens”), (iii) deposits any of the Covered Shares into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

2. Transfer Restrictions. From the date hereof until the Termination Date, the Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Covered Shares, or enter into any agreement relating thereto, except with VMware’s prior written consent.

3. Agreement to Vote.

(a) At every meeting of the stockholders of Pivotal, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Pivotal, the Stockholder shall, unconditionally and irrevocably vote all Covered Shares:

(i) in favor of the approval of the Merger Agreement, the Merger and each of the actions contemplated by the Merger Agreement in respect of which approval of the Pivotal stockholders is required thereunder;

(ii) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Merger Agreement and the Merger on the date on which such meeting is held;

(iii) against approval of any proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to, in competition with or inconsistent with, the Merger Agreement, the Merger or any other transactions contemplated thereby, other than upon an Adverse Recommendation Change; and

(iv) in favor of any other matter or action necessary or appropriate to or in furtherance of the consummation of the transactions contemplated by the Merger Agreement.

(b) The Stockholder shall cast any vote required to be cast pursuant to this section 3 in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

(c) Nothing in this Agreement, including this section 3, limits or restricts any affiliate or designee of the Stockholder who serves as a member of the Pivotal Board (including the Pivotal Special Committee) in acting in his or her capacity as a director of Pivotal and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement applies to the Stockholder solely in its capacity as a stockholder of Pivotal and does not apply to any such affiliate or designee’s actions, judgments or decisions as a director of Pivotal.

4. No Inconsistent Agreements. The Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, that is inconsistent with the Stockholder’s obligations pursuant to this Agreement.

5. Non-Solicitation. Between the date hereof and the Termination Date, the Stockholder shall not directly or indirectly, and shall ensure that each of its Subsidiaries and Representatives does not directly or indirectly: (a) solicit, initiate, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal; (b) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal; (c) support or endorse any Acquisition Proposal; (d) take any action that is reasonably determined by VMware to suggest that the Stockholder no longer supports the Merger; or (e) agree or publicly propose to take any of the actions referred to in section 5.2 of the Merger Agreement or otherwise prohibited by this Agreement.

6. Representations and Warranties of the Stockholder. The Stockholder, as to itself, hereby represents and warrants to VMware as follows:

(a) Power: Organization: Binding Agreement. The Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If the Stockholder is an entity, the Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of VMware, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally.

(b) No Conflicts. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which the Stockholder is a party or by which the Stockholder may be bound, including any voting agreement or voting trust, (ii) violate any applicable Law or (iii) if the Stockholder is an entity, violate its organizational documents.

(c) Ownership of Covered Shares. The Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Shares constitute community property under applicable Laws) is the record or beneficial owner of the Covered Shares. All Covered Shares are free and clear of any Liens (other than Permitted Liens) and no person has a right to acquire any of such securities. As of the date hereof, other than the Owned Shares, the Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of Pivotal, (ii) securities of Pivotal convertible into or exchangeable for shares of capital stock or voting securities of Pivotal or (iii) options or other rights to acquire from Pivotal any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Pivotal.

(d) Voting Power. The Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the securities subject to this Agreement, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e) Reliance by VMware. The Stockholder understands and acknowledges that VMware and Merger Sub are entering into the Merger Agreement in reliance upon its execution and delivery of this Agreement.

(f) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by the Stockholder of any of its obligations hereunder.

7. Certain Restrictions.

(a) The Stockholder shall not, directly or indirectly, take any action that would make any of its representations or warranties contained herein untrue or incorrect in any respect.

(b) Prior to the Termination Date, in the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to Pivotal, such Shares or voting interests will, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of Shares held by the Stockholder will be deemed amended accordingly, and such Shares or voting interests will automatically become subject to the terms of this Agreement. The Stockholder shall promptly notify VMware and Pivotal of any such event.

(c) The Stockholder hereby agrees to notify VMware in writing within 24 hours after receipt of any Acquisition Proposal and to disclose the material terms of such Acquisition Proposal. For the avoidance of doubt, in the event that a third party contacts the Stockholder or a Representative of the Stockholder regarding a potential Acquisition Proposal, the Stockholder will not be in breach of this Agreement in any respect to the extent such Stockholder or its Representative responds to such third party that it is bound by the terms of this Agreement and is unable to discuss or respond to such matters without first complying with the procedures set forth herein with respect to any such discussions, provided that such Stockholder provides written notice of such communication to VMware promptly following such communication.

8. Disclosure. The Stockholder consents to VMware publishing and disclosing in all documents and schedules filed with the SEC, and any press release or other disclosure document that VMware determines to be necessary or desirable in connection with the Merger (including any filings by Pivotal) and any transactions related to the Merger, the terms and nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.

9. No Ownership Interest. Except as otherwise provided in this Agreement, nothing contained in this Agreement will be deemed to vest in VMware any direct or indirect ownership or incidence of ownership of or with respect to any securities subject to the terms of this Agreement. All rights, ownership and economic benefits relating to such securities will remain vested in and belong to the Stockholder.

10. Waiver of Appraisal Rights. The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have under applicable Law.

11. Further Assurances. Subject to the terms and conditions of this Agreement, upon request of VMware, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill its obligations under this Agreement, including cooperation with any SEC filings.

12. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, in furtherance of this Agreement, the Stockholder hereby authorizes VMware or its counsel to instruct Pivotal to instruct its transfer agent to put in place a stop transfer order with respect to all of the securities of Pivotal held of record by the Stockholder (and that this Agreement places limits on the voting and transfer of).

13. Termination. This Agreement and all rights and obligations of the parties hereunder and thereunder, will terminate and have no further force or effect as of the Termination Date. Notwithstanding the foregoing, nothing set forth in this section 13 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any intentional breach of this Agreement prior to such termination.

14. Director Resignation. If the Stockholder is a member of the Pivotal Board or a member of the board of directors of any Subsidiary of Pivotal, he or she hereby resigns from each such board of directors and any committees thereof, effective as of, and contingent upon, the Effective Time.

15. Miscellaneous.

(a) Severability. If any term or provision of this agreement or the application of any such term or provision to any Person or circumstance is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this agreement will nevertheless remain in full force and effect. If the final judgment of such court declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to, as applicable, (a) reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or (b) replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid, illegal or unenforceable term or provision.

(b) Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other parties. This Agreement will be binding upon and will inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. No assignment by any party hereto will relieve such party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this section 14(b) is null and void.

(c) Amendment and Modification. Subject to applicable Law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Stockholder and VMware. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provisions hereof (whether or not similar) nor will such waiver constitute a continuing waiver. No waiver of any of the provisions of this Agreement will be effective unless it is in writing signed by the party making such waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d) Specific Performance. The parties hereto acknowledge that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that each party will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, except that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(e) Notices. All notices and other communications hereunder must be in writing and addressed as follows (or at such other address for a party as is specified by like notice):

If to the Stockholder:

Ford Motor Company
One American Road Dearborn, Michigan 48126
Attention: Secretary
E-mail: [REDACTED]

If to VMware:

3401 Hillview Ave.
Palo Alto, CA 94304
Attention: Amy Olli
E-mail: [REDACTED]

with a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Barbara L. Becker and Saee M. Muzumdar
E-mail: [REDACTED]

and

Wilson Sonsini Goodrich & Rosati Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Attention: Martin W. Korman
E-mail: [REDACTED]

All notices, deliveries and other communications pursuant to this agreement must be in writing and will be deemed given if sent via email or delivered by globally recognized express delivery service (with a required e-mail copy, receipt of which need not be acknowledged) to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (1) in the case of e-mail, on the date that the recipient acknowledges having received the email, with an automatic “read receipt” not constituting acknowledgment of an email for purposes of this section, and (2) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems.

(f) No Third Party Beneficiaries. The parties hereto agree that their respective representations, warranties and covenants (if any) set forth in this Agreement are solely for the benefit of the other parties hereto in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and does not, confer upon any other Person any rights or remedies hereunder.

(g) Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby is governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

(h) Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party against any other party must be brought and determined in the Court of Chancery of the State of Delaware, except that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein will constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(i) Rules of Construction. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution and delivery of this Agreement and therefore waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(j) Entire Agreement. This Agreement, the Merger Agreement and the documents and instruments and other agreements contemplated by or referred to in the Merger Agreement contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(k) Interpretation. The headings contained in this Agreement are for convenience of reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. References to days mean calendar days unless otherwise specified.

(l) Expenses. All fees and expenses incurred in connection with this Agreement will be paid by the party incurring such fees and expenses whether or not the Merger is consummated.

(m) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

17. Electronic Signature. Delivery of an executed counterpart of a signature page to this agreement may be made by electronic or digital delivery such as in Adobe Portable Document Format or using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign).

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, VMware and the Stockholder have executed this Agreement as of the date first written above.

VMWARE, INC.

/s/ Craig Norris
Name: Craig Norris
Title: Vice President and Asst. Secretary

FORD MOTOR COMPANY

/s/ Dave Webb
Name: Dave Webb
Title: Treasurer

[Signature page to Voting Agreement]